                       NETSCAPE COMMUNICATIONS CORPORATION

                        INTERNATIONAL NET SEARCH PROGRAM

                               SERVICES AGREEMENT


OBJECTIVE: To direct users of a Netscape client software Internet browser product ("Browser") to local-language Internet search and directory services.

TERMS AND CONDITIONS:

     1. PREMIER PROVIDER. The entity ("Premier Provider") named on the signature page to this agreement ("Agreement") will be a premier search and directory service for the collection of HTML pages which Netscape maintains as certain of Netscape's local, non-U.S.-English web sites and language- and geographically-targeted mirror sites, in the languages and geographic targets as set forth below (referred to individually as a "Netscape Local Web Site" and collectively as "Netscape Local Web Sites"). Each Netscape Local Web Site shall include an HTML page providing local-language and/or geographic-targeted Internet search and directory functionality (such HTML page being referred to individually as a "Local Page" and collectively as the "Local Pages"). (Each language- and geographically-targeted combination listed under "Netscape Local Web Site" is referred to as a "Territory".) The Local Pages shall be accessible by the public via the Internet at the URLs specified below, or such other URLs as Netscape may designate from time to time in writing:

NETSCAPE LOCAL WEB SITE                 URL FOR LOCAL PAGE
-----------------------                 ------------------
Brazilian Portuguese - Brazil           http://home.netscape.com/pt/escapes/internet_search.html

Danish - Denmark                        http://home.netscape.com/da/escapes/internet_search.html

Dutch - The Netherlands                 http://home.netscape.com/nl/escapes/internet_search.html

French - France                         http://home.netscape.com/fr/escapes/internet_search.html

German - Germany                        http://home.netscape.com/de/escapes/internet_search.html

Italian - Italy                         http://home.netscape.com/it/escapes/internet_search.html


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

Japanese - Japan                        http://home.netscape.com/ja/escapes/internet_search.html

Korean - Korea                          http://home.netscape.com/ko/escapes/internet_search.html

Spanish - Spain                         http://home.netscape.com/es/escapes/internet_search.html

Swedish - Sweden                        http://home.netscape.com/se/escapes/internet_search.html

Australian Mirror Site - Australia      http://home.netscape.com/au/escapes/internet_search.html

U.K. Mirror Site - United Kingdom       http://home.netscape.com/uk/escapes/internet_search.html

The Local Pages may also be accessed by Internet users of a Netscape-distributed local-language version of the Browser by pressing or "clicking" on the Net Search Button or such other methods as Netscape may specify from time to time. Notwithstanding the foregoing, Netscape reserves the right to determine other means whereby users may access Local Pages which provide Internet search and directory services on Netscape Local Web Sites, including, but not limited to, the use of mirror sites and pointers based on a user's IP address, and which localized pages are separate and distinct from the Local Pages described in this Agreement.

     2. PREMIER PERIOD. Netscape will maintain Premier Provider's Premier Graphic, as defined below, on the Local Pages for the period beginning on the Start Date and ending on the End Date below, except with respect to the Local Page for Japan, which Premier Graphic shall be maintained on the Local Page for Japan beginning on August 1, 1997, and ending on the End Date (collectively, the "Premier Period"):

     Start Date:    July 1, 1997

     End Date: June 30, 1998

     3.  SERVICES PROVIDED BY NETSCAPE.

          3.1 PREMIER GRAPHIC. Each of the participants, including Premier Provider, in this International Net Search Program (the "Participants") will supply Netscape with HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the specifications in EXHIBIT A (each of such files comprise a "Premier Graphic"), for each of the languages for the Netscape Local Web Sites listed in Section 1, which Netscape will place on the applicable Local Pages during the Premier Period. Premier Provider shall retain all right, title and interest in and to the Premier Provider's Premier Graphic (including the copyright ownership thereof), and Premier Provider hereby grants


                                     -2-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute Premier Provider's Premier Graphic, and such other licenses with respect to Premier Provider's Premier Graphic necessary to fulfill the intention of this Agreement. Premier Provider's Premier Graphic shall contain a functional search field and, if available, directory tree. The specifications of the Premier Graphics and the placement on the Local Pages of the Premier Graphics are set forth on EXHIBIT A hereto. Premier Provider's compliance with the content as well as the language, technical, visual and functional specifications set forth in EXHIBIT A are a material obligation of Premier Provider under this Agreement. Netscape may, upon notice to Premier Provider, revise EXHIBIT A, provided that the display of the Premier Graphics shall remain the largest and most prominent category of search graphics on the Local Pages.

          3.2 STACK. Netscape will produce the Local Pages as set forth on EXHIBIT A. The Premier Graphic of each of the Participants on any Local Page will appear to be overlapped in a stack (the "Stack"). A Premier Graphic other than the Premier Graphic currently being displayed will be accessible by the end user by pressing or "clicking" on a tab for the relevant Participant's service. Netscape will produce the Local Pages such that when an end user presses or "clicks" on hypertext links ("Premier Links") placed by Premier Provider on Premier Provider's Premier Graphic, the end user's Browser will access Premier Provider's applicable HTML pages located at the applicable URLs ("Premier URLs") for such pages on the collection of local-language HTML documents Premier Provider maintains as its web site in the applicable local language ("Premier Provider's Local Web Site" or, as appropriate, "Premier Provider's Local Web Sites"). In the event the Premier Provider's Local Web Site for a particular Territory is not fully operational on the first day of the Premier Period, Netscape shall include Premier Provider's Premier Graphic for such Territory in the Stack on the Local Page for such Territory, provided that: (i) such Premier Graphic shall link to Premier Provider's U.S. English language Web site or such other relevant Premier Provider Internet search service as specified by Premier Provider, except with respect to the Premier Graphic for France; (ii) such link to Premier Provider's Web site shall include a notification to the end user to "stay tuned" for Premier Provider's Local Web Site for such Territory; (iii) any such views of Premier Provider's Premier Graphic shall be counted as an "Exposure" as defined in Section 6.1; and (iv) Premier Provider shall use best efforts to launch a fully operational Local Web Site for such Territory as soon after the Effective Date as practicable.

          3.3 ROTATION. Netscape will rotate the display of the Premier Graphic to be displayed on the top of the Stack when each Local Page is served to an end user who has not selected a Premier Graphic as a default, as described in Section 3.4. Subject to the provisions of Section 3.4, Premier Provider's Premier Graphic will appear on the top of the Stack of each Local Page [XXXX]("Rotation Percentage") of the time in which the Local Page is served up to end users who have not selected a particular Premier Graphic or selected a default Premier Graphic when accessing the particular Local Page. Premier Provider acknowledges that the above-stated rotation percentage is a quarterly target. Netscape shall use reasonable commercial efforts to serve up the Premier Graphic at such rotation frequency with a variance of plus or minus one percent (+/-1%) throughout the Premier Period.


                                     -3-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

          3.4 END USER DEFAULT. Netscape shall produce each Local Page such that the end user may select which Premier Graphic, including, without limitation, Premier Provider's Premier Graphic, the end user would prefer to have displayed on the top of the Stack upon the calling up of each Local Page by such end user. If an end user selects a default Premier Graphic, the Premier Graphic selected by the end user will be displayed on top of the Stack when that end user accesses such Local Page. If an end user has elected to have a particular Premier Graphic appear on top of the Stack on a default basis, the other Premier Graphics, including, without limitation, Premier Provider's Premier Graphic, to the extent Premier Provider's Premier Graphic is not selected as such default, will not appear on the top of the Stack unless selected by the end user. Netscape plans to make the functionality described in this Section 3.4 available by July 31, 1997.

          3.5 LOCAL PAGE SPECIFICATIONS. The specifications of each of the Premier Graphics, including, without limitation, Premier Provider's Premier Graphic, the Stacks, and their placement on the Local Pages are set forth on EXHIBIT A hereto; provided, however, that Netscape may, upon notice to Premier Provider, (i) change the location of the Stacks or the Premier Graphics on the Local Pages, (ii) redesign or reconfigure the Stacks, the Local Pages, Netscape's Local Web Sites, and/or the manner in which an end user interacts with any of the pages of Netscape's Local Web Sites, or (iii) revise EXHIBIT A, and Premier Provider shall promptly, and in any event, within no more than thirty (30) days following receipt of the notice, supply Netscape with a revised Premier Provider Premier Graphic which conforms to the specifications of the revised EXHIBIT A. In the event that Netscape revises EXHIBIT A and Premier Provider must supply conforming materials, such conforming materials shall be received by Netscape and fully functional no later than five (5) days (excluding holidays) prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Local Web Sites. If Netscape has not received such revised and conforming materials no later than five (5) days prior to the date Netscape specifies for the posting of the revised Premier Provider Premier Graphic or Stack on Netscape's Local Web Sites, or if the materials supplied by Premier Provider do not function in accordance with the specifications set by Netscape, then Netscape shall either (i) post previous versions of Premier Provider's supplied materials, or (ii) make such changes as necessary to bring the materials into conformity with the new specifications, until such time as the specifications of EXHIBIT A are again revised.

          3.6 UPDATE OF PREMIER GRAPHIC. Premier Provider may elect to revise or update its Premier Graphic, provided that such Premier Graphic complies with the specifications of EXHIBIT A. Netscape shall provide Premier Provider with a schedule of material due dates and planned Local Page updates.

          3.7 EMERGENCY ENGINEERING SUPPORT. Netscape will provide, free of charge, up to an aggregate of three (3) hours of emergency engineering support services time per update to help Premier Provider service any newly revised Premier Provider Premier Graphic so that such Premier Graphic complies with the new specifications. Netscape will use reasonable commercial efforts promptly to remedy any material malfunctioning of the tabbing mechanism for Premier Provider's Premier Graphic or material malfunctioning of the Premier Links under the control of Netscape, provided Premier Provider will fully cooperate with Netscape to remedy


                                     -4-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

any such material malfunctioning or misplacement, and provided further that Netscape shall not incur liability for any failure to remedy such material malfunctioning or misplacement if such remedy is not within the reasonable control of Netscape. Premier Provider may report malfunctions to Netscape at the email address intlsrchprod@netscape.com. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with malfunctions resulting from software not supplied by Netscape.

     4. JOINT SERVICES. If the parties so mutually agree, Netscape and Premier Provider shall operate a co-branded search and display service consisting of customizing search results served up from Premier Provider's Local Web Sites in conjunction with Netscape's premier search and directory service described herein (collectively, the "Co-Branded Service"). The Co-Branded Service name shall be mutually agreed upon by Netscape and Premier Provider. Premier Provider shall not independently use the Co-Branded Service Name without Netscape's prior written consent, unless such use occurs in connection with Premier Provider's promotional efforts on behalf of the Co-Branded Service. The Co-Branded Service name may only be displayed on search results pages generated by Premier Provider in connection with the Co-Branded Service. Premier Provider shall have the right to use the Co-Branded Service name as described in this Section 4 during the Premier Period. Premier Provider may not use the Co-Branded Service name for any other purpose.

     5.  ADDITIONAL PREMIER PROVIDER BENEFITS.

          5.1 ADVERTISING SERVICES. During the Premier Period, Premier Provider may purchase additional advertising on Netscape's Local Web Sites for advertising that will run during the Premier Period for the service of Premier Provider at a discount of ten percent (10%) off Netscape's then standard rates for such advertising. Premier Provider shall execute Netscape's standard sponsorship agreement for online advertising with respect to postings of Premier Provider's advertisement ("Premier Provider's Advertisement"). Premier Provider and Netscape shall mutually agree to the schedule and the placement of Premier Provider's Advertisement on Netscape's Local Web Sites. Premier Provider shall supply Netscape with the graphic files and other materials and information within the timeframes and as set forth in the specifications of the applicable Netscape advertising program and as reasonably requested by Netscape to produce the Premier Provider's Advertisement. Premier Provider's Advertisement shall not contain any Internet search or directory functionality as such Premier Provider's Advertisement is served to end users.

          5.2 LIMIT ON PREMIER PROVIDERS. Netscape shall limit the number of companies whose tabs appear on the Stack at any one time to a total of [XXXX]entities, except with respect to: (i) the Netscape Local Web Site in France, which shall contain a total of [XXXX] entities on the Stack through July 1997, and (ii) the Netscape Local Web Site in Japan, which shall contain a total of [XXXX] entities on the Stack through July 1997.

          5.3 PRESET BOOKMARK. Netscape will use reasonable commercial efforts to include a graphic HTML link to Premier Provider's URL ("Premier Provider's Bookmark") in the bookmark section of the local-language version of Netscape Communicator client software


                                     -5-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

versions 4.x. Although Netscape may decide to include Premier Provider's Bookmark in certain local-language shipping versions of Netscape Communicator 4.x, Premier Provider's Bookmark may be reconfigured, customized or deleted by an end user. Premier Provider may redirect, at its option, traffic to Premier Provider's Bookmark to other Premier Provider Internet search services.

     6.  EXPOSURE GUARANTEE.

          6.1 An exposure ("Exposure") occurs upon the serving up to an end user of: (i) the HTML page displaying Premier Provider's Premier Graphic on the top of a Stack, (ii) if Netscape includes a bookmark link to Premier Provider, the page on Premier Provider's Local Web Site linked to Premier Provider's Bookmark, (the "Bookmarked Local Page") in conjunction with the program described in this Agreement, or (iii) other Premier Provider content as a consequence of an end user accessing a promotional page on Netscape's Local Web Sites if the parties agree that such promotional page traffic shall constitute an Exposure. Premier Provider's Premier Graphics may be served on the top of the Stack to an end user by the following means: (i) Premier Provider's Premier Graphics is displayed as part of the Stack rotation, as described in Section 3.3, (ii) Premier Provider's Premier Graphics has been set as an end user's default selection, as described in Section 3.4 or (iii) an end user selects or clicks on Premier Provider's Premier Graphic tab in the Stack.

          6.2 MINIMUM GUARANTEED EXPOSURES. Netscape guarantees, during the Premier Period:

                (i)     a combined total of [XXXX] for the following
                        Territories: Brazil, Denmark, The Netherlands, France, Germany, Italy, Spain, Sweden and the United Kingdom;

                (ii)    [XXXX] for the Japanese Territory;

                (iii)   [XXXX] for the Korean Territory; and

                (iv)    [XXXX] for the Australian Territory.

     Each Territory or group of Territories described in Sections 6.2(i)-(iv) above shall be defined as a "Region," and each number of minimum guaranteed exposures for each Region shall be defined as the "Minimum Guaranteed Exposures" with respect to such Region; provided, however, that the number of Minimum Guaranteed Exposures for a Region shall be reduced by the Reduction Amount, as defined below, in the event that, as of the first day of the Premier Period, or for any period during the Premier Period, Premier Provider has not launched or is not operating a fully-functional, language- and geographically-targeted Internet search and directory service for each of the French-France, German-Germany, Japanese-Japan, and English-United Kingdom Territories (collectively, the "Primary Territories"). As used in this
Section 6.2, the "Reduction Amount" means the product of (a) and (b) below:


                                     -6-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

          (a) Minimum Guaranteed Exposures for the Region in which the Primary Territory's Internet search and directory service is not operating.

          (b)    the fraction equal to

                 (1) number of days during the Premier Period (a) that Premier Provider does not operate for general use on the World Wide Web fully-functional, language- and geographically-targeted Internet search and directory services for the Primary Territories and (b) for which Premier Provider has not provided to Netscape a Premier Graphic corresponding to each of such services pursuant to Section 3.1 of this Agreement; divided by

                 (2)     The number of days in the Premier Period.

Netscape shall apply the Reduction Amount to the Region in which the Primary Territory's Internet search and directory service is not operating (i.e. if the United Kingdom service is not operating, the Reduction Amount shall be applied against the Minimum Guaranteed Exposures listed in Section 6.2(i)).

          6.3 MAKE-GOOD. If, at the end of the Premier Period, Premier Provider's content has not, in the aggregate, received total Exposures equal to or greater than the Minimum Guaranteed Exposures for any of the four Regions described in Section 6.2(i)-(iv) above, and provided that Premier Provider has complied with its obligations hereunder, Netscape will, at its discretion: (i) continue to place Premier Provider's Premier Graphic on the Local Pages (as specified in this Section 3) of the particular Region in which there is a shortage of Exposures beyond the end of the Premier Period until such time as the Minimum Guaranteed Exposures for such Region have been achieved; (ii) deliver to Premier Provider a mutually agreed upon program as a remedy for the shortfall in Exposures; or (iii) purchase from Premier Provider mutually agreed upon advertising and inventory services. If the parties are unable to mutually agree upon a program or advertising and inventory services as described in this Section 6.3(ii) and 6.3(iii), then Netscape shall continue to place Premier Provider's Premier Graphic on the Local Pages as specified in this Section 6.3(i). The remedy set forth in this Section 6.3 shall be Premier Provider's sole and exclusive remedy, and Netscape's sole and exclusive obligation, regarding Netscape's obligation set forth in Section 6.2 in the event, by the end of the Premier Period, any of the Minimum Guaranteed Exposures have not been achieved.

     7. PREMIER PROVIDER OBLIGATIONS. In addition to the other obligations set forth herein, Premier Provider shall:

          7.1 NETSCAPE NOW. Premier Provider shall display the "Netscape Now" button prominently [XXXX], and use reasonable commercial efforts to include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Communicator. Download Netscape Now!" (or such higher non-beta version as is then available). Premier Provider will produce the page such that when an end user presses or clicks


                                     -7-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. On any page on which the Netscape Now button, or a successor button, is displayed, the Netscape Now button shall be [XXXX] or "push" content delivery system other than dedicated function software in the appropriate topical area (e.g., personal finance). Premier Provider shall use reasonable commercial efforts promptly to remedy any misplacement of the Netscape Now button on its home page or other pages or any malfunctioning of the button, provided Netscape will fully cooperate with Premier Provider to remedy any such misplacement or malfunctioning, and provided further that Premier Provider shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Premier Provider. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Premier Provider and Premier Provider shall produce the page to conform to such successor program, provide Premier Provider's obligations under such successor program shall not be materially increased. Netscape hereby grants Premier Provider a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Premier Provider's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Premier Provider acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Premier Provider's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Premier Provider understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Premier Provider agrees not to register or use any trademark that is similar to the Netscape Now button. Premier Provider further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products. If Premier Provider fails to honor the commitment set forth in this Section 7.1, Netscape shall be relieved of its obligations described in Section 6.3;

          7.2 SERVER SOFTWARE. In order to showcase the close relationship between Premier Provider and Netscape and highlight Premier Provider's endorsement of Netscape's products, Premier Provider shall use at least one (1) current version of Netscape core Web server software product (currently comprised of Netscape Enterprise Server and Netscape FastTrack Server) to maintain Premier Provider's Web Sites provided that Netscape has released a localized Web server software product suitable for the respective language-geography in the Territory. Premier Provider shall use commercially reasonable efforts to deploy such Web server software upon release by Netscape, and, if requested, provide Netscape with evidence of such use;


                                     -8-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

          7.3 SITE FEATURES. Implement at least one of HTML Frames, layers, dynamic HTML pages, Java, JavaScript, absolute positioning, cascading style sheets or the then current client software technology (or subsequent features displayable by the Browser, within the beta testing period of the availability of such features) ("Site Features") for display with those Internet software clients capable of displaying the Site Features on (i) Premier Provider's Local Web Sites, provided that Premier Provider shall use reasonable commercial efforts to implement the Site Features on Premier Provider's Local Web Sites in a location and in a fashion as Netscape may agree, and (ii) at least one (1) HTML page located at each Premier URL (or on an HTML page located further down the directory tree from the page located at the Premier URL; provided Premier Provider will use reasonable efforts to implement the Site Features as high in such directory tree structure as possible), and, where appropriate, on all other HTML pages of Premier Provider's primary Web site; and provided Premier Provider shall not be required to implement the Site Features on pages of any secondary Web site of Premier Provider that Premier Provider is required to construct to satisfy Premier Provider's obligations under any third party contract existing as of the date of this Agreement. Netscape shall use reasonable commercial efforts to help Premier Provider implement changes in order to comply with new Site Features;

          7.4 MAILTO LINK. Include on the page served to an end user in conjunction with the results of the end user's search query on Premier Provider's service a "mailto" link which users of Premier Provider's service can use to direct questions or help requests to Premier Provider. Netscape shall also include such a "mailto" link on the page. Premier Provider will use reasonable efforts to reply promptly to any such question or help request;

          7.5 NO DISABLING. Not provide or implement any means or functionality which would (i) alter or modify, or enable end users to alter or modify, the Browser standard user interface or configuration, (ii) disable any functionality of the Browser or any other Internet browser software, or
(iii) modify the functioning of pages served form Netscape's Local Web Site. If Premier Provider fails to honor the commitment set forth in this Section 7.5, Netscape be relieved of its obligations described in Section 6.3;

          7.6 USE OF PREMIER GRAPHIC SPACE. Not use, or assign the right to use, the space allotted the Premier Graphic, or links therein, for the benefit of a third party without first obtaining Netscape's prior written consent therefor, not produce the Premier Graphic such that it includes comparisons of Premier Provider's services with other services, and shall maintain the Premier Graphic for the purpose of promoting Premier Provider's Internet search and directory services; and

          7.7 PREFERENCE FOR NETSCAPE PRODUCTS AND SERVICES. Use commercially reasonable judgment to accord, in light of the intent of the parties to highlight their strategic relationship as evidenced by the terms and conditions of this Agreement, in Premier Provider's Local Web sites, Netscape's products and services a position of overall prominence at least as great as the positioning accorded any third-party Internet client software provider.

     8.   PAYMENT TO NETSCAPE.


                                     -9-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

         8.1 PAYMENT. Premier Provider shall pay Netscape a total of Three Hundred Thousand Dollars $300,000 (the "Payment") comprised of the following:

         Participation in the International Net Search Program         $ [XXXX]

         Engineering Fee                                               $ [XXXX]

         Localization Fee                                              $ [XXXX]

         8.2 CURRENCY; NET 30 DAYS; INTEREST. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be paid in U.S. Dollars. Except as otherwise set forth herein, all amounts payable by Premier Provider hereunder are payable within thirty (30) days after receipt by Premier Provider of the corresponding invoice submitted by Netscape. Any portion of the Cash Payment or the Overage Payments which has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law.

         8.3    TAXES.

                 a. EXCLUSIVE OF TAX. The Payment and Overage Payments are exclusive of any tax. Premier Provider shall pay or reimburse Netscape for all value-added, sales, use, consumption, property, ad valorem and similar taxes, all customs duties, import fees or similar charges, stamp duties, license fees and similar costs, and all other mandatory payments to any government agencies of whatever kind imposed with respect to products or services provided by Netscape under this Agreement or with respect to this Agreement except taxes imposed on the net income of Netscape. If the transaction is exempt from tax, Premier Provider shall provide Netscape with a valid exemption certificate or other evidence or such exemption in a form acceptable to Netscape. Premier Provider shall, at its own expense, use reasonable efforts to recover refundable or recoverable taxes. Each party shall cooperate with the other in minimizing applicable tax.

                 b. NO WITHHOLDING. All payments by Premier Provider to Netscape pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Premier Provider is legally required to make any such withholding or deduction from any payment due to Netscape under this Agreement, the sum payable by Premier Provider upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, Netscape receives and retains, free from liability for such withholding or deduction, a net amount equal to the amount Netscape would have received and retained in the absence of such required withholding or deduction.

                 c. PROVIDE RECEIPTS. In order to assist Netscape in obtaining tax credits or deductions, Premier Provider shall provide to Netscape, in a form acceptable to


                                     -10-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

Netscape, original or certified copies of all tax payment receipts or other evidence or payment of taxes by Premier Provider with respect to transactions or payments under this Agreement.

                 d. SURVIVAL OF OBLIGATIONS. Premier Provider's obligations under this Section shall survive any termination of this Agreement.

          8.4 CREDIT AGAINST PAYMENT. Premier Provider shall provide Netscape with committed advertising inventory and services valued at [XXXX] for Premier Provider's Local Web Sites, such inventory and services to be valued based upon a mutually agreed upon rate. Netscape will provide to Premier Provider a total credit of [XXXX] to be applied against the Payment otherwise due under this Agreement as described in Section 8.1, as such credit is determined by the value of the advertising services Netscape receives from Premier Provider based on a mutually agreed upon rate. Such advertising inventory and services shall be mutually agreed upon by the parties including placement and available advertising key words or other value added targeting services.

     9.   USAGE REPORTS.

          9.1 PROVIDE USAGE REPORTS. Netscape and Premier Provider will each provide the other, via email to the email address set forth below, with usage reports ("Usage Reports") containing the information and in the format set forth in Exhibit B hereto. The Usage Reports shall cover each one-month time period of the Premier Period, and the parties shall use reasonable commercial efforts to deliver the Usage Reports within fifteen (15) days following the end of each month. If, due to technical problems, a party is unable to provide any portion of a Usage Report in any given month, the following data shall be used for each day for which data is missing: ninety percent (90%) of the usage figures reported for the same day of the week most recently reported (e.g. if data for the day seven (7) days prior is available, ninety percent (90%) of the usage figures for such day; if not available, the data for the day fourteen (14) days prior, and so on). The parties may, by mutual written agreement, alter the content and format of the Usage Reports. Once every quarter during the Premier Period, Netscape shall engage an independent auditor to audit the Usage Reports submitted to Premier Provider hereunder. During Netscape's normal business hours and upon reasonable written notice and at Premier Provider's expense, Premier Provider shall have the right to audit Netscape's Usage Reports during the Premier Period and for two months after the end of the Premier Period. If such audit shows that Premier Provider has overpaid at the end of the Premier Period, such overpayment shall be corrected by Premier Provider's presence on the Page being extended after the Premier Period for such time until Premier Provider has received the Exposures which are commensurate with the total amount, including credits, paid to Netscape hereunder.

          9.2 NO LIABILITY. NETSCAPE AND PREMIER PROVIDER WILL USE REASONABLE COMMERCIAL EFFORTS TO ENSURE THE TIMELY DELIVERY, ACCURACY AND COMPLETENESS OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO UNAUDITED USAGE REPORTS.


                                     -11-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

     10.  TERMINATION OR EXPIRATION.

          10.1   METHODS OF TERMINATION.

                 a. TERM AND TERMINATION. This Agreement shall commence as of the date hereof and, unless sooner terminated pursuant to this Section 10.1, shall terminate as of the end of the Premier Period.

                 b. TERMINATION ON BREACH. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for fifteen (15) days following notice to the breaching party of the breach or as otherwise provided in
Section 11.

          10.2 EFFECT OF TERMINATION OR EXPIRATION. Except as specifically provided otherwise in this Agreement, upon the expiration or termination of the Agreement, all rights and obligations hereunder shall cease, including Premier Provider's right to use the Co-Branded Service name as described in
Section 4 above (other than Premier Provider's payment obligations hereunder to the extent accrued on or prior to the termination date or as otherwise provided in this Section 10.2), and each party will promptly and at the direction of the other party, either return or destroy, and will not take or use, any items of any nature that belong to the other party and all items containing or related to Confidential Information (as defined in EXHIBIT C) of the other party. Notwithstanding the foregoing, if this Agreement expires or is terminated for any reason, other than by Premier Provider as a result of Netscape's material breach of the terms of this Agreement or by Netscape for its convenience pursuant to Section 10.1(c), Premier Provider shall remain liable for the value of the payments which are due or, but for such expiration or termination, would otherwise become due and payable under the terms of this Agreement. The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 8.3 (Taxes), Section 9.2 (No Liability), Section 10.2 (Effect of Termination),
Section 10.3 (No Compensation), Section 12 (Responsibility), Section 13 (Limitation of Liability), and Section 14 (General). In addition, to the extent that any credit provided by Premier Provider to Netscape pursuant to
Section 8.4 shall not be applied against advertising services provided by Premier Provider to Netscape during the Premier Period, Section 8.4 shall survive the expiration or termination of this Agreement until all such credits shall be applied against such services.

          10.3 NO COMPENSATION. Premier Provider shall not be entitled to any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and Premier Provider shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended by either party before the expiration or termination of this Agreement, regardless of the reason for or method of termination of this Agreement. Premier Provider hereby waives its rights under applicable laws for any such compensation, reimbursement or damages.


                                     -12-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

     11. RIGHT TO REFUSE. Netscape will have the right to review the contents and format of Premier Provider's Premier Graphic, the Bookmarked Local Page and Premier Provider's Advertisement. If Netscape, in its reasonable discretion, at any time determines that Premier Provider's Premier Graphic, the Bookmarked Local Page, the portion of the search results page on Premier Provider's Local Websites under the control of Premier Provider and accessed within one (1) click away from Premier Provider's Premier Graphic, or Premier Provider's Advertisement contains any material, or presents any material in a manner that Netscape deems inappropriate for any reason, Netscape will inform Premier Provider of the reason Netscape has made such determination and may (i) refuse to include Premier Provider's Premier Graphic in the Local Pages or Premier Provider's Advertisement on Netscape's Local Web Sites, and/or (ii) immediately terminate this Agreement if Premier Provider has not revised to Netscape's reasonable satisfaction Premier Provider's Premier Graphic, the Bookmarked Local Page or Premier Provider's Advertisement within seven (7) business days of written notice from Netscape. If Netscape, in its reasonable discretion, at any time determines that, within one (1) click away from the Premier Provider's Premier Graphic portion of Netscape's Local Web Sites, Premier Provider's Local Web Sites contain any material, or present any material in a manner, that Netscape deems inappropriate for any reason, Netscape may immediately terminate this Agreement if Premier Provider has not revised such material or presentation within seven (7) business days of written notice from Netscape. Netscape reserves the right to refuse to include Premier Provider's Premier Graphic in the Local Pages if such Premier Graphic does not completely conform to the specifications set forth in EXHIBIT A, and any Premier Provider's Advertisement that does not completely conform to the specifications of the applicable advertising program.

     12. RESPONSIBILITY. Premier Provider is solely responsible for any legal liability arising out of or relating to (i) Premier Provider's Premier Graphic, Premier Provider's Bookmark, the Bookmarked Local Page or Premier Provider's Advertisement, and/or (ii) any material to which users can link within one (1) click away through Premier Provider's Premier Graphic, Premier Provider's Bookmark, the Bookmarked Local Page and Premier Provider's Advertisement but not including search results. Premier Provider represents and warrants that it holds the necessary rights to permit the use of Premier Provider's Premier Graphic, the Premier URLs, the Premier Links, Premier Provider's Bookmark, the Bookmarked Local Page and Premier Provider's Advertisements by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of Premier Provider's Premier Graphic, Premier Provider's Bookmark, the Bookmarked Local Page, Premier Provider's Advertisements and any material to which users can link within one (1) click away through Premier Provider's Premier Graphic, Premier Provider's Bookmark, the Bookmarked Local Page or Premier Provider's Advertisements will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law. Premier Provider agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages,


                                     -13-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Premier Provider's breach of any of the foregoing representations and warranties. In connection with such indemnification, Netscape will (i) promptly notify Premier Provider in writing of any such claim and grant Premier Provider control of the defense and all related settlement negotiations, and (ii) cooperate with Premier Provider, at Premier Provider's expense, in defending or settling such claim; provided that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Netscape, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Netscape's written consent. In connection with any such claim, Netscape may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

     13. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION 12) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE PAYMENT PAID OR PAYABLE BY PREMIER PROVIDER HEREUNDER.

     14.  GENERAL.

          14.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

          14.2 ENTIRE AGREEMENT. This Agreement, including the exhibits and attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

          14.3 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that either party may assign this Agreement without such consent in connection with any merger, consolidation, sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred (such events being collectively referred to as a "Change in Control"), provided that: (i) such Change in Control shall not occur with respect to a prospective assignee who is in a directly competitive relationship with the other party, and (ii) in the case of a Change of Control of Premier Provider, the assignee shall affirmatively agree


                                     -14-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

in writing to honor all commitments hereunder. Premier Provider hereby warrants and represents that it is not currently in discussion, and has no current plans to enter into discussions, with third parties concerning an event which could give rise to a Change of Control of Premier Provider. A breach of the foregoing representation is grounds for termination. If, after a Change of Control of Premier Provider, the number of Exposures received by Premier Provider during the subsequent quarter following such assignment decreases by fifteen percent (15%) or more compared to the previous quarter, Netscape shall have the right to terminate this Agreement.

          14.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or the day on which such notice is delivered to the recipient as evidenced by the delivery records of such courier, but in no case later than five (5) days after deposit with such courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

     Premier Provider:             Netscape:

     _______________________       Netscape Communications Corporation

     _______________________       501 East Middlefield Road, MV-002

     _______________________       Mountain View, CA  94043

     _______________________       Fax:  (415) 528-4123

     Attn:___________________      Attn:  General Counsel

          14.5 CONFIDENTIALITY. All disclosures of proprietary and/or confidential information in connection with this Agreement, as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as EXHIBIT C. The information contained in the Usage Reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, Netscape may, in its sole discretion, make publicly available client software market share information contained in the Usage Reports submitted by Premier Provider, provided that Netscape shall not indicate that Premier Provider is the source of the information except as having participated in supplying a portion of aggregated data. Netscape shall provide Premier Provider with notice prior to using Premier Provider's name in connection with the release of any information received by Premier Provider in a Usage Report.

          14.6 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.


                                     -15-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

          14.7 WAIVER. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

          14.8 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

          14.9 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

          14.10 SEVERABILITY. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

          14.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

          14.12 YAHOO JAPAN. Upon Yahoo's request, Netscape and Yahoo! Japan KK shall execute a separate agreement upon mutually agreeable terms substantially the same as provided for in this Agreement, and execute an amendment to this Agreement as necessary.


                                     -16-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

This Agreement shall be effective as of the later of the two (2) dates set forth below.

Premier Provider:                       Netscape:

YAHOO! INC.                             NETSCAPE COMMUNICATIONS
                                        CORPORATION

By:  /s/ Jeffrey A. Mallett             By:  /s/ Michael Homer
   --------------------------------        ----------------------------------

Print Name:  Jeffrey A. Mallett         Print Name:  Michael Homer
           ------------------------                --------------------------

Title:  SR. VP. Business Operations     Title:  SVP of Marketing
      -----------------------------           -------------------------------

Date:  6/30/97                          Date:  6/30/97
     ------------------------------          --------------------------------


Premier Provider Address:               Netscape Address:

3400 Central Expressway, Suite 201      501 East Middlefield Road, MV-002
Santa Clara, CA  95051                  Mountain View, California  94043
                                        USA
Attention:                              Attention:  General Counsel
          -------------------------
Facsimile:  408-731-3510                Facsimile:  415-528-4123
          --------------------------              ---------------------------

Email:                                  Email:  Roberta@netscape.com
      ------------------------------          -------------------------------

Attached Exhibits:

     EXHIBIT A:  Specifications of the Local Pages

     EXHIBIT B:  Usage Reports

     EXHIBIT C:  Mutual Confidential Disclosure Agreement


                                     -17-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT A

                        Specifications of the Local Page

     As of June 1, 1997, Net Search will support Netscape Navigator versions 2, 3 and 4 (on both the Macintosh and PC ("Wintel") platforms), and Microsoft Internet Explorer 3.0 (PC only). (See Net Search Premier Graphics Test Specification, External for complete list). All other browsers will be routed to a simple version of the Local Page which encourages users to download a more current version of Netscape's browser. Netscape will spend up to one hour of engineering time per sampler per month to integrate a Premier Graphic into the Net Search Local Page if available. If more engineering or QA time than is available becomes necessary to fix bugs discovered, or if the necessary changes to fix any bugs include changes to the appearance of Premier Provider's Premier Graphic, Premier Provider's Premier Graphic will be returned for revision. The specifications are as follows:

- Size. All Premier Provider materials should be exactly 468 by 165 pixels. Text and interactive forms included in Premier Provider's Premier Graphic should be of a default font size of 12 points (Be aware, however, that text and forms may resize on your audience's browsers as they change their default font sizes.) Keep in mind that the < FONT SIZE= > tag is not implemented in early versions of web browsers.

     A Premier Graphic is measured by taking a screen shot on a system configured as follows: A PC running Windows 95, with the settings configured for small fonts, and an NEC MultiSync XV17+ (17 inch) monitor. The screen shot will be taken of Netscape Navigator Gold version 3.1, with the Proportional Font set at 12pt Times New Roman, and the Fixed Font set at 10pt Courier New. The measurement will be taken in Paintbrush. Netscape will provide "measurement services," if needed, for companies that don't have the specified platform configuration.

- HTML Quirks. We have found a few less-than-obvious quirks which cause some browsers to crash, which we thought would be helpful to pass on:

          1.   < FORM > tags must follow IMMEDIATELY AFTER your sampler's first
               < TABLE > tag.  Any variation of this whatsoever will cause a significant number of users to crash.

          2. Any empty < TD > tags should be separated by a carriage return. HTML should read as follows:

               < TD >

               < /TD >

               as opposed to

               < TD >< /TD >


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

          3. If text appears without any spacing between words (for instance, in a sentences as opposed to in a table), any text that falls closer than 50 pixels to the edge of Premier Provider's Premier Graphic should be tested on a Unix machine. Often, this text will be cut off on that platform.

          4. Interleaving HTML tags will cause several browsers to crash. Tags should be ordered as follows:

               < H3 >< FONT COLOR="#000055" >Text here< /FONT >< /H3 >

               as opposed to

               < H3 >< FONT COLOR="#000055" >Text here< /H3 >< /FONT >.

- Tables. In order to maintain the robustness of the Local Page, please do not include any more than one nested table, for a total of two tables per sampler. Any more than one nested table will cause crashes for a significant number of users. One simple table is ideal, as even one nested table may cause some implementation problems when integrated with the Net Search Local Page. If you are nesting a table, please test carefully.

- Image Maps. Only a client-side image map is necessary, since browsers which don't support client-side maps will not be directed to the main Net Search Local Page.

- File Sizes. To keep the user's load time low, we request that Premier Provider files in total do not exceed 20K unless cleared by the International Search production manager at intlsrchprod@netscape.com.

- Animated GIFs. Due to the large number of users whose browsers do not support animated GIFs, and their typically large file size, we are not implementing animated GIFs at this time.

- JavaScript. JavaScript tends to cause older browsers to behave unpredictably and in many cases crash, and there is delicate technology in place to implement Site Sampler functionality. As a result, the implementation of Java Script in a Premier Graphic is not an option at this time.

- Delivery. Content providers should email files to Netscape at intlsrchprod@netscape.com. If you are providing multiple files, you should place them in a folder labeled with the content provider's name. For the best possible results, deliver a Premier Graphic that is already integrated into a copy of the Net Search Local Page.

- Filenames. It is important that filenames be in the following format: search_providername.fmt (for example, search_premprov.gif, search_premprov.htm). If there are two or more files of a certain format, filenames should be in the following format: search_providername#.fmt (for example, search_premprov.gif, search_premprov.gif). When



                                     -2-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

     you update your Premier Graphic, continue to increment the number to help avoid caching issues.

- Format. All content providers need to provide HTML files that include the layout for their materials. All HTML should be uppercase. Please include the TARGET=" _top" attribute in all HREF tags. Height and width tags need to be specified for all images. Graphics files should be in GIF format; all other formats should be cleared with the Destinations production manager at intlsrchprod@netscape.com.

- Graphics. By limiting the number of individual graphics (server calls) in your Premier Graphic, you will improve overall Local Page performance and allow the Local Page to load more quickly. Cropping as close as possible to the image, leaving no white space around them, will also allow the Local Page to load more quickly. To minimize dithering and insure that the users across all platforms see what you expect them to see, we recommend use of the Netscape Color Palette.


                                     -3-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B

                                  Usage Reports

      Sample report provided by Premier Provider to Netscape each month.

    For the week of:  6/1/97 - 6/7/97

    NETSCAPE BROWSERS                            ALL BROWSERS
    -----------------                            ------------

     NSCP      4.x - 5%                           NSCP Total - 75%

               3.x - 40%

               2.x - 5%

               1.x - 2%

     Total, basic - 52%



     NSCP Gold 3.x - 25%

     Total, Gold - 25%



     NSCP Int'l     4.x - 2%

                    3.x - 18%

                    2.x - 3%

                    1.x - 0%

     Total, Int'l - 23%



     Total All - 100%

     Premier Provider shall also provide Netscape with I/Pro audits, or audits from reputable third party Internet auditors, the top 100 search terms and the number of searches on each term.


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

       Sample report provided by Netscape to Premier Provider each month.

     For the month of June 1997

                 (1)           (2)           (3)            (4)          (5)
               Rotated       Default     Total first       User        total
              Exposures     Exposures     Exposures      Selected     Exposures
                                            (1+2)        Exposures      (3+4)

 June 1           1M          200K          1.2M           400K         1.6M
 June 2         1.1M          210K         1.31M           500K        1.81M
 June 3         1.2M          220K         1.42M           600K        2.02M
   ...
   ...
 June 31        1.8M          280K         2.08M           800K        3.08M

    Total

     A running total of the Exposures will also be included.


                                     -2-
                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT C

                    Mutual Confidential Disclosure Agreement




                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

     WHEREAS, Netscape Communications Corporation ("Netscape") has developed unique and proprietary computer programs; and

     WHEREAS, YAHOO! INC. ("Company") and Netscape wish to discuss a proposed business relationship between Netscape and Company.

     NOW, THEREFORE:

     Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information (including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information) which, to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party. All Proprietary Information disclosed in tangible form by the Disclosing Party shall be marked "confidential" or "proprietary" and all Proprietary Information disclosed orally or otherwise in intangible form by the Disclosing Party shall be designated as confidential or proprietary at the time of disclosure and shall be reduced to a writing marked "confidential" or "proprietary" and delivered to the Receiving Party within thirty (30) days following the date of disclosure.

     In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

     1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all necessary precautions to protect such Proprietary Information, (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into the currently contemplated business relationship with the Disclosing Party, (iv) not to remove or export any such Proprietary Information from the country of the Disclosing Party, and (v) not to copy or reverse engineer, reverse compile or attempt to derive the composition or underlying information of any such Proprietary Information. The Receiving Party shall limit the use of and access to the Disclosing Party's Proprietary Information to the Receiving Party's employees who need to know such Proprietary Information for the purpose of such internal evaluation and shall cause such employees to comply with the obligations set forth herein. The Receiving Party shall treat the Proprietary Information with at least the same degree of care and protection as it would use with respect to its own proprietary information. The foregoing obligations shall survive for a period of three (3) years from the date of disclosure of the Proprietary Information. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply with respect to information that (i) is in the public domain and is available at the time of disclosure or which thereafter enters the public domain and is available, through no improper action or inaction by the Receiving Party or any affiliate, agent or employee of the Receiving Party, or


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

(ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by another person without restriction, or (iv) is independently developed by the Receiving Party without access to such Proprietary Information, or (v) is required to be disclosed pursuant to any statutory or regulatory authority, provided the Disclosing Party is given prompt notice of such requirement and the scope of such disclosure is limited to the extent possible, or (vi) is required to be disclosed by a court order, provided the Disclosing Party is given prompt notice of such order and provided the opportunity to contest it.

     2. Immediately upon (i) the decision by either party not to enter into a business relationship, or (ii) a request by the Disclosing Party at any time, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The parties understand that nothing herein (i) requires the disclosure of any Proprietary Information, which shall be disclosed, if, at all, solely at the option of the Disclosing Party, or (ii) requires either party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

     3. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

     4. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

     5. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Proprietary Information in accordance with this Agreement. No warranties of any kind are given with respect to the Proprietary Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

     6. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.

laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal courts generally serving the Santa Clara County area with respect to the subject matter of this Agreement.

NETSCAPE COMMUNICATIONS               YAHOO! INC.
CORPORATION                           ----------------------------
                                      (Company)

By:  /s/ Jennifer Bailey              By:  /s/ Timothy P. Brady
   --------------------------            -------------------------

Address:                              Address:

501 East Middlefield Road             3400 Centennial Expressway
Mountain View, CA  94043              Suite 201
                                      Santa Clara, CA  95051

Date:  March 21, 1997                 Date:  3/21/97
     ------------------------              ------------------------


                    [X] CONFIDENTIAL TREATMENT REQUESTED.
            OMITTED PORTIONS FILED SEPARATELY WITH THE COMMISSION.